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                                January 14, 2008






MainStay VP Series Fund, Inc.
51 Madison Avenue
New York, New York 10010


         Re:  Registration Statement on Form N-14


Ladies and Gentlemen:

         We have served as Maryland counsel to MainStay VP Series Fund, Inc., a Maryland corporation (the "Company"), registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with certain matters of Maryland law arising out of the intended execution, delivery and performance by the Company of an Agreement and Plan of Reorganization (the "Agreement"), by the Company, on behalf of its MainStay VP Value Portfolio (the "Acquired Portfolio") and on behalf of its MainStay VP ICAP Select Equity Portfolio (the "Acquiring Portfolio"), providing for the issuance at net asset value of an indefinite number of shares of the Acquiring Portfolio, $.01 par value per share (the "Shares"), in exchange for all of the assets of the Acquired Portfolio, covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The Registration Statement relating to the Shares, substantially in the form in which it was transmitted to the Commission under the 1933 Act and the 1940 Act;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");


         3. The Amended and Restated Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;




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MainStay VP Series Fund, Inc.
January 2, 2008
Page 2




         4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         5. Resolutions adopted by the Board of Directors of the Company (the "Resolutions") relating to, among other things, the authorization of the execution, delivery and performance by the Company of the Agreement, including the issuance of the Shares at net asset value in exchange for the assets of the Acquired Portfolio, certified as of a recent date by an officer of the Company;

         6. The form of the Agreement, as intended to be executed by the Company (the "Form of Agreement");

         7. A certificate executed by an officer of the Company, dated as of the date hereof; and

         8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or



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MainStay VP Series Fund, Inc.
January 3, 2008
Page 3




relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The Agreement and the transactions contemplated thereby, including the transfer of the assets of the Acquired Portfolio in exchange for the Shares, will be approved by the stockholders of the Acquired Portfolio in accordance with the Charter, the Bylaws, applicable Maryland law and the 1940 Act prior to the issuance of the Shares.

         6. The Agreement will be executed by the Company prior to the issuance of the Shares and, as executed, will not differ in any manner material to this opinion from the Form of Agreement.


         7. The reorganization of the MainStay VP Income & Growth Portfolio with and into the Acquiring Portfolio, referred to in the Company's Articles Supplementary, accepted for record by the SDAT on August 16, 2007, has become effective.


         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The issuance of the Shares has been duly authorized and (assuming that, upon any issuance of the Shares, the total number of shares of each series and class of the Company's common stock, $.01 par value per share ("Common Stock"), issued and outstanding will not exceed the total number of shares of Common Stock of such series and class that the Company is then authorized to issue under the Charter), when and if delivered against transfer of the assets of the Acquired Portfolio in accordance with the Resolutions and the Agreement, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.



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MainStay VP Series Fund, Inc.
January 4, 2008
Page 4




         The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after a recent date or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,




                                       /s/ VENABLE LLP